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                                                                     EXHIBIT 3.6

                                    BYLAWS OF

                     FLORIDA AVIATION FUELING COMPANY, INC.

                                    ARTICLE I
                                     OFFICES

         Section 1. The principal office of the corporation shall be located at Miami, Florida. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another.

         Section 2. The corporation may also have other offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for any purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. The annual meeting of stockholders of the corporation shall be held on the first Monday in March in each year, if not a legal holiday; and if a legal holiday, then on the next secular day following, at which time they shall elect by a plurality, a Board of Directors and transact such other business may properly be brought before the meeting.

         Section 3. At each stockholders' meeting the books of record stockholders shall be open to inspection by any stockholder at the time and place of the meeting.


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         Section 4.      Special meetings of stockholders, for any purpose or
purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation may be called by the President or by the Board of Directors and shall be called by the President at the request in writing of stockholders owning one-third or more of the capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 5. Written or printed notice of each annual or special meeting of stockholders stating the time, place and object thereof, shall be given to each stockholder entitled to vote at such meeting by leaving such notice with him or at his residence or usual place of business, or by mailing a copy thereof to him at his last known post office address at least ten (10) days and not more than sixty (60) days before the date on which the meeting is to be held. No publication of any notice of a meeting of stockholders shall be required. If any stockholder shall, in person or by attorney thereunto authorized, in writing or by telegraph waive notice of any meeting, notice thereof need not be given to him. Notice of any adjourned meeting of stockholders except as otherwise expressly provided by statute shall not be required to be given.

         Section 6. At all meetings of stockholders, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such


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adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have transacted at the meeting as originally notified.

         Section 7. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 8. At every meeting of the stockholders the President, or in his absence a Vice President, in order of his designation, or, in the absence of both President and Vice President, a Chairman chosen by a majority in interest of the stockholders of the corporation present in person or by proxy and entitled to vote, shall act as Chairman. The Secretary of the corporation shall act as secretary at all meetings of the stockholders. In the absence of the Secretary from any such meeting, the Chairman may appoint any person to act as secretary of the meeting.

         Section 9. At each meeting of stockholders every holder of record of stock entitled to vote thereat shall be entitled to one vote for each share of stock of the corporation held by him and registered in his name on the books of the corporation at the time of such meeting. Shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly. The vote on stock of the corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, and delivered to the secretary of the meeting. No proxy shall be




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valid after the expiration of three years from the date of its execution, unless said proxy expressly provides for a longer period.

         Section 10. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                                   ARTICLE III
                                    DIRECTORS

         Section 1.

         RESOLVED, that the first sentence of Section 1. of Article III of the Bylaws of this Company be, and it hereby is, deleted, and the following substituted therefor:

         "The number of directors which shall constitute the whole Board shall be not less than two (2) nor more than fifteen (15). Within the limits above specified, the number of directors shall be determined by resolution of the Board or by the stockholders at the annual meeting."

elected and qualified or until their prior decease, resignation or removal. The directors need not be stockholders of the corporation.

         Section 2. Vacancies resulting from any cause and newly created directorships resulting from any increase in the number of directors may be filled either by a majority of the directors then in office, though less than a quorum, or by the stockholders, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.


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         Section 3.        The business of the corporation shall be managed by
its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Florida, as the Board of Directors from time to time may determine.

         Section 5. The first meeting of each newly elected Board of Directors may be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at the time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 7. Special meetings of the Board may be called by the President or in his absence, by a Vice President or by a majority of the directors, at such time and place as shall be specified in a notice thereof or in a consent and waiver of notice thereof signed by all of the directors. Notices of each special meetings shall be delivered to each director either personally or


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by mail or by telegraph or telephone not later than three (3) days before the day on which the meeting is to be held. Notice of any meeting need not be given to any director, however, if waived by him in writing or by telegraph. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all directors shall be present thereat.

         Section 8. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present thereat, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         Section 10. Any director may be removed either with or without cause, at any time, by the affirmative vote of a majority in interest of the stockholders of record of the corporation entitled to vote, at a special meeting of the stockholders called for the purpose; and the vacancy in the Board caused by such removal may be filled by the stockholders at such meeting. Any director may resign at any time by giving written notice of such resignation to the President or the Secretary of the corporation and such resignation shall take effect at the time specified in such notice.


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         Section 11.       The directors as such shall not receive any stated
salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                 Each director and officer, whether or not then in office, shall be indemnified by the corporation against all claims and liabilities and all expenses reasonably incurred or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of any act or acts or alleged act or acts, either of omission or commission, performed by him while acting as such officer or director in good faith. The corporation shall not, however, indemnify any director or officer with respect to matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been derelict in the performance of his duty as such director or officer. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law. Each such officer and director shall likewise be indemnified against any judgment, decree or fine which may be imposed upon him in any such action, suit or proceedings.

         Section 12. The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more their number to constitute an Executive Committee, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the


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seal of the corporation to be affixed to all papers which may require it. Such committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                                   ARTICLE IV
                                     NOTICES

         Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notices to directors may also be given by telegram and shall be deemed to given at the time of delivery to the telegraph company for transmission.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, who shall be a director, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also choose one or more Assistant Secretaries and Assistant Treasurers.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and each officer so chosen shall hold office until his successor shall


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have been duly chosen and qualified or until he shall resign or have been removed in the manner hereinafter provided.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, each of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as the Board of Directors may from time to time determine.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 5. Any officer elected or appointed by the Board of Directors may be removed either with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving notice to the Board or to the President or the Secretary and such resignation shall take effect at the time specified in such notice.

         Section 6. A vacancy in any office because of death, resignation, removal, or disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these by-laws for regular appointments or elections to such offices.

                       CHAIRMAN OF THE BOARD OF DIRECTORS

         Section 7. The Chairman of the Board of Directors, subject to the direction of the Board of Directors, shall preside at all meetings of the Board of Directors and shall have such other duties and powers as may be assigned to him from time to time by the Board of Directors.

                                  THE PRESIDENT

         Section 8. The President shall be the Chief Executive Officer of the corporation. He shall preside at all meetings of the stockholders and shall have general supervision over the



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business of the corporation and over its several officers, subject, however, to the control of the Board of Directors. He may sign, with the Secretary or the Treasurer, certificates of stock of the corporation; he may sign and execute, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, subject to the provisions of these by-laws, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation; and in general, he shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board of Directors.
                  He shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, and act and vote on behalf of the corporation at all meetings of the stockholders of any corporation in which the corporation holds stock.

                  He shall, whenever it may in his opinion be necessary, prescribe the duties for officers and employees of the corporation whose duties are not otherwise defined.

                               THE VICE PRESIDENTS

         Section 9. At the request of the President, or in his absence, or disability, or in case of a vacancy in the office of President, a Vice President in the order of his designation shall perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon the President, and shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the President. Each other Vice President shall have such powers, and shall perform such duties as may be assigned to him by the Board of Directors.


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                                  THE SECRETARY

         Section 10. The Secretary may sign, with the President or Vice President, certificates of stock of the corporation and shall:

                  (a) Keep the minutes of the meetings of stockholders and of the Board of Directors in books provided for the purpose.
                  (b) See that all notices are duly given in accordance with the provisions of these by-laws or as required by law.
                  (c) Be custodian of the records and of the seal of the corporation and see that it is affixed to all stock certificates prior to their issuance and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws.
                  (d) Have charge of the stock books of the corporation and keep or cause to be kept the stock and transfer books in such manner as to show at any time the amount of the stock of the corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each and the time when each became such holder of record; exhibit at all reasonable times to any director, upon application, the original or duplicate stock ledger.
                  (e) See that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed.


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                  (f)      In general, perform all duties incident to the office
                           of Secretary, such other duties as from time to time may be assigned to him by the Board of Directors.


                                  THE TREASURER

         Section 11. The Treasurer, if required so to do by the Board of Directors, shall give a bond for the faithful discharge of his duties in such sum, and with such sureties, as the Board of Directors shall require. The Treasurer may sign, with the President or a Vice President, certificates of stock of the corporation, and shall:

                  (a) Have charge and custody of, and be responsible for all funds and securities of the corporation, and deposit all such funds in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these by-laws.
                  (b) Exhibit at all reasonable times his books of account and records to any of the directors of the corporation upon application during business hours at the office of the corporation where such books and records are kept.
                  (c) Render a statement of the condition of the finances of the corporation at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of the stockholders, if called upon so to do.
                  (d) Receive, and give receipt for, money due and payable to the corporation from any source whatsoever.




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                  (e)      In general, perform all the duties incident to the
                           officer of Treasurer, and such other duties as from time to time may be assigned to him by the Board of Directors.

                                   ARTICLE VI
              CONTRACTS, CHECKS, EXPENDITURES, BANK ACCOUNTS, ETC.

         Section 1. The President or such officer or officers to whom he shall delegate the power, may make or authorize to be made capital expenditures, investments or advances, execute contracts or leases, establish or increase salaries, and make or authorize retirements and sales of capital items, write-offs of accounts and settlements of claims, in such manner and subject to such limitations as shall be determined from time to time by resolution of the Board of Directors.

         Section 2. All Funds of the corporation shall be deposited from time to time to the credit of the corporation with such banks, bankers, trust companies, or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may be delegated from time to time by the Board of Directors.

         Section 3. All checks, drafts or other orders for the payment of money, notes, acceptances, or other evidences of indebtedness shall be issued in the name of the corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.


                                   ARTICLE VII
                            SHARES AND THEIR TRANSFER

         Section 1. Certificates for shares of the stock of the corporation of any class, shall be in such form, respectively, as shall be approved by the Board of Directors. They shall be signed


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by the President or a Vice President and by the Treasurer, Assistant Treasurer,
Secretary or Assistant Secretary, and the seal of the corporation shall be affixed thereto. They shall be numbered and entered in the books of the corporation as they are issued and shall exhibit the holder's name and number of shares.
         Section 2. Transfers of shares of the stock of the corporation shall be made on the books of the corporation by the holder thereof, or by his attorney thereunto duly authorized, and on surrender of the certificate or certificate for such shares. A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the corporation, such fact shall be stated in the entry of the transfer.

         Section 3. The holder of any certificate of stock of the corporation shall immediately notify the corporation of any loss or destruction of such certificate, and the corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representatives to give the corporation a bond in such sum, not exceeding double the value of the stock, and with such surety or sureties, as it may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate; a new certificate may be so issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do.
         Section 4. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of a certificates for shares of the



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capital stock of the corporation. It may appoint a transfer agent or a registrar of transfers or both, and may require all certificates of stock to bear the signature of either or both.

                                  ARTICLE VIII
                                      SEAL

         Section 1. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the corporation and the word "Florida" and the year of its incorporation.


                                   ARTICLE IX
                                   FISCAL YEAR

         Section 1. The fiscal year of the corporation shall end on the 31st day of December in each year.

                                    ARTICLE X
                                   AMENDMENTS

         Section 1. These bylaws may be altered, amended or repealed, or new bylaws may be adopted at any meeting of the Board of Directors, provided such alteration, amendment, repeal or adoption not be inconsistent with any bylaws that may have been adopted by the stockholders, and provided notice of the above-mentioned proposed change be included in the notice of any meeting at which the bylaws are to be so changed.



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